UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 8, 2018

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2018, SkyWest, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).

At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerry C. Atkin	43,863,943	880,047	3,540,454
W. Steve Albrecht	44,017,547	726,443	3,540,454
Russell A. Childs	43,844,860	899,130	3,540,454
Henry J. Eyring	43,904,583	839,407	3,540,454
Meredith S. Madden	44,015,126	728,864	3,540,454
Ronald J. Mittelstaedt	42,848,204	1,895,786	3,540,454
Andrew C. Roberts	44,167,951	576,039	3,540,454
Keith E. Smith	44,168,050	575,940	3,540,454
Steven F. Udvar-Hazy	43,068,268	1,675,722	3,540,454
James L. Welch	43,680,885	1,063,105	3,540,454

2.              The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the following votes:

Votes for approval	43,813,671
Votes against	724,053
Abstentions	186,328
Broker Non-Votes	3,540,454

3.              The Company’s shareholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018,  based upon the following votes:

Votes for approval	47,464,104
Votes against	581,937
Abstentions	218,465

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 9, 2018	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer